EXHIBIT 8.1

[LATHAM & WATKINS LLP LETTERHEAD]

July 1, 2009

Mentor Graphics Corporation

8005 SW Boeckman Road

Wilsonville, Oregon 97070-7777

Re:	Agreement and Plan of Merger by and among Mentor Graphics Corporation, Fulcrum Acquisition Corporation and LogicVision, Inc. dated as of May 6, 2009

Ladies and Gentlemen:

We have acted as counsel to Mentor Graphics Corporation, an Oregon corporation (“Mentor Graphics”), in connection with the proposed merger (the “Merger”) of Fulcrum Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Mentor Graphics (“Merger Sub”) with and into LogicVision, Inc., a Delaware corporation (“LogicVision”) pursuant to the Agreement and Plan of Merger by and among Mentor Graphics, Merger Sub and LogicVision dated as of May 6, 2009 (the “Merger Agreement”). This opinion is being delivered in connection with Mentor Graphics’ registration statement on Form S-4, as amended, relating to the proposed Merger pursuant to the Merger Agreement (the “Registration Statement”), to which this opinion appears as an exhibit. Capitalized terms not defined herein have the meanings specified in the Merger Agreement.

In the event we deliver an opinion regarding the status of the Merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, pursuant to the terms of the Merger Agreement, such opinion will be substantially in the form attached hereto as Exhibit A.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the statements, covenants, representations and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1. Original documents (including signatures) are authentic and documents submitted to us as copies conform to the original documents;

2. The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Registration Statement, and the Merger will be effective under the laws of the State of Delaware;

3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time;

4. Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct and will continue to be true, complete and correct at all times up to and including the Effective Time, in each case without such qualification; and

5. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Registration Statement.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Registration Statement, the statements in the proxy statement/prospectus forming part of the Registration Statement under the caption “Proposal One—The Merger—Material U.S. Federal Income Tax Consequences of

the Merger,” constitute the opinion of Latham & Watkins LLP as to the material United States federal income tax consequences of the Merger.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1. This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

2. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times.

This opinion is rendered for your use in connection with the filing by Mentor Graphics of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial regulatory authorities having jurisdiction over you, and provided, however, that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the proxy statement/prospectus therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/    Latham & Watkins LLP

EXHIBIT A

[date]

Mentor Graphics Corporation

8005 SW Boeckman Road

Wilsonville, Oregon 97070-7777

Re: Agreement and Plan of Merger by and among Mentor Graphics Corporation, Fulcrum Acquisition Corporation and LogicVision, Inc. dated as of May 6, 2009

Ladies and Gentlemen:

We have acted as counsel to Mentor Graphics Corporation, an Oregon corporation (“Mentor Graphics”), in connection with the proposed merger (the “Merger”) of Fulcrum Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Mentor Graphics (“Merger Sub”) with and into LogicVision, Inc., a Delaware corporation (“LogicVision”) pursuant to the Agreement and Plan of Merger by and among Mentor Graphics, Merger Sub and LogicVision dated as of May 6, 2009 (the “Merger Agreement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement.

Pursuant to Section 7.03(e) of the Merger Agreement, you have requested our opinion regarding whether, on the basis of the facts and assumptions set forth herein, the Merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the statements, covenants, representations and warranties contained in (i) the Merger Agreement (including any exhibits, annexes and schedules thereto), (ii) the Registration Statement and Company Proxy Statement (including any exhibits and annexes thereto) filed with the Securities and Exchange Commission pursuant to Section 6.03 of the Merger Agreement, (iii) a certificate delivered to us by Parent and Merger Sub, dated as of the date hereof (the “Parent Tax Certificate”) containing representations made to us by Parent and Merger Sub, (iv) a certificate delivered to us by the Company, dated as of the date hereof (the “Company Tax Certificate,” and together with the Parent Tax Certificate, the “Tax Certificates”) containing representations made to us by the Company, and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1. Original documents (including signatures) are valid and authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

2. The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Registration Statement, without the waiver or modification of any of the terms or conditions contained therein, and the Merger will be effective under applicable state law;

3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time;

4. Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct and will continue to be true, complete and correct at all times up to and including the Effective Time in each case without such qualification; and

5. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Registration Statement.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

This opinion represents and is based on our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein. In addition, no opinion is expressed concerning any transaction other than the Merger, or any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the representations, warranties, statements and assumptions upon which we have relied, including those contained in the Tax Certificates, are not true and accurate at all relevant times.

This opinion is rendered only to you in connection with the Merger and pursuant to the requirements of Section 7.03(e) of the Merger Agreement and is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our express written permission. In addition, this opinion letter may not be relied upon by or furnished to any other person, firm, corporation or entity without our prior written consent.

Very truly yours,